EXHIBIT  99.6

                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors
Starsys  Research  Corporation
Boulder,  Colorado

We have audited the accompanying balance sheets of Starsys Research Corporation as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starsys Research Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver,  Colorado

July  31,  2005,  except for Note 14  as  to
     which  the  date  is  August  23,  2005

                          STARSYS RESEARCH CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                                     ASSETS


                                              DECEMBER 31    DECEMBER 31
                                             -------------  -------------
                                                  2004          2003
                                             -------------  -------------

Current assets:
  Cash. . . . . . . . . . . . . . . . . . .  $     14,139   $       712
  Contract receivables. . . . . . . . . . .     3,639,966     4,996,159
  Accounts receivable - employees and other        39,894        12,784
  Current portion of notes receivable . . .        52,768        16,000
  Income taxes receivable . . . . . . . . .       317,014             -
  Costs and estimated earnings in excess of
   billings on uncompleted contracts. . . .     3,091,636     5,008,187
  Inventories . . . . . . . . . . . . . . .       277,725       208,434
  Prepaid expenses. . . . . . . . . . . . .        46,738        91,772
  Deferred income taxes . . . . . . . . . .       231,167        63,227
                                             -------------  -------------

   Total current assets . . . . . . . . . .     7,711,047    10,397,275
                                             -------------  -------------

Property and Equipment:
  Vehicles. . . . . . . . . . . . . . . . .        74,975        74,975
  Facility equipment. . . . . . . . . . . .     1,045,104       226,241
  Laboratory equipment. . . . . . . . . . .       351,898       317,857
  Office equipment and furniture. . . . . .       312,774       286,405
  Computer equipment. . . . . . . . . . . .       705,735       441,300
  Leasehold improvements. . . . . . . . . .        36,041        18,517
  Equipment under capital leases. . . . . .     1,059,464       806,455
                                             -------------  -------------

   Total, at cost . . . . . . . . . . . . .     3,585,991     2,171,750

  Less accumulated depreciation . . . . . .    (1,473,530)   (1,082,848)
                                             -------------  -------------

   Total property and equipment . . . . . .     2,112,461     1,088,902
                                             -------------  -------------

Other Assets:
  Notes receivable, less current
   portion included above . . . . . . . . .        38,000        43,993
  Deposits. . . . . . . . . . . . . . . . .        26,469        21,969
  Deferred income taxes . . . . . . . . . .             -       447,105
  Goodwill. . . . . . . . . . . . . . . . .             -       153,254
                                             -------------  -------------

   Total other assets . . . . . . . . . . .        64,469       666,321
                                             -------------  -------------

   Total assets . . . . . . . . . . . . . .  $  9,887,977   $12,152,498
                                             -------------  -------------
                                             -------------  -------------

                          STARSYS RESEARCH CORPORATION
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                             DECEMBER 31    DECEMBER 31
                                                            -------------  -------------
                                                                 2004          2003
                                                            -------------  -------------
Current liabilities:
  Bank overdraft . . . . . . . . . . . . . . . . . . . . .  $          -   $   106,552
  Accounts payable . . . . . . . . . . . . . . . . . . . .     1,334,007     1,515,899
  Current portion of notes payable . . . . . . . . . . . .     3,933,343     3,576,217
  Current portion of obligations
  under capital leases . . . . . . . . . . . . . . . . . .       322,406       236,174
  Current portion of accrued bonuses . . . . . . . . . . .        56,695        37,796
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .     2,094,899     1,117,342
  Accrued wages and benefits . . . . . . . . . . . . . . .       772,342       491,665
  Other accrued expenses . . . . . . . . . . . . . . . . .       382,776       245,611
  Reserve for loss on contracts in progress. . . . . . . .     2,681,912       170,999
  Income taxes payable . . . . . . . . . . . . . . . . . .        31,643       212,929
                                                            -------------  -------------

    Total current liabilities                                 11,610,023     7,711,184
                                                            -------------  -------------
Long-Term liabilities:
  Notes payable, less current portion included above               8,300       660,205
  Obligations under capital leases,
  less current portion included above                            169,574       265,939
  Accrued bonuses, less current portion included above                 -        37,796
  Deferred income taxes                                          231,167             -
                                                            -------------  -------------

    Total long-term liabilities                                  409,041       963,940
                                                            -------------  -------------

    Total liabilities                                         12,019,064     8,675,124
                                                            -------------  -------------

Stockholders' equity (deficit)
  Common stock, $.001 par value; 25,000,000 and 1,000,000
  shares authorized for 2004 and 2003, respectively;
  520,447 and 521,127 shares issued and outstanding
  for 2004 and 2003, respectively                                    520           521
  Additional paid-in capital                                      51,886        68,485
  Retained earnings (accumulated deficit)                     (2,183,493)    3,408,368
                                                            -------------  -------------

    Total stockholders' equity (deficit)                      (2,131,087)    3,477,374
                                                            -------------  -------------

    Total liabilities and stockholders' equity (deficit)    $  9,887,977   $12,152,498
                                                            -------------  -------------
                                                            -------------  -------------

These  financial  statements  should  be  read  only  in  connection  with   the
accompanying summary of significant accounting policies and notes to financial statements.

                          STARSYS RESEARCH CORPORATION
                            STATEMENTS OF OPERATIONS



                                            FOR THE YEAR ENDED DECEMBER 31
                                      --------------------------------------
                                                2004               2003
                                      ------------------  ------------------

Revenues . . . . . . . . . . . . . .  $     18,085,414     $     18,239,401

Cost of Revenues . . . . . . . . . .        19,138,106           13,512,703
                                      ------------------  ------------------

  Gross profit (loss). . . . . . . .        (1,052,692)           4,726,698
                                      ------------------  ------------------

Operating expenses
  General and administrative . . . .         3,901,198            3,026,939
  Goodwill impairment loss . . . . .           153,254                    -
                                      ------------------  ------------------

   Total operating expenses. . . . .         4,054,452            3,026,939
                                      ------------------  ------------------

   Income (loss) from operations . .        (5,107,144)           1,699,759
                                      ------------------  ------------------

Other income (expense)
  Rental income. . . . . . . . . . .             7,800                7,800
  Gain on sale of assets . . . . . .                 -                2,468
  Interest and other income. . . . .             7,493               11,299
  Interest and other expense . . . .          (306,693)            (255,028)
                                      ------------------  ------------------

   Total other income (expense). . .          (291,400)            (233,461)
                                      ------------------  ------------------

  Income (loss) before income taxes.        (5,398,544)           1,466,298

Income Taxes . . . . . . . . . . . .          (193,317)            (102,794)
                                      ------------------  ------------------

 Net Income (Loss) . . . . . . . . .  $     (5,591,861)    $      1,363,504
                                      ------------------  ------------------
                                      ------------------  ------------------

These  financial  statements  should  be  read  only  in  connection   with  the
accompanying summary of significant accounting policies and notes to financial statements.

                          STARSYS RESEARCH CORPORATION
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                            RETAINED
                                                          ADDITIONAL        EARNINGS
                                      COMMON STOCK          PAID-IN       (ACCUMULATED
                                  SHARES       AMOUNT       CAPITAL          DEFICIT)           Total
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2002     522,826    $    523     $   94,485      $  2,044,864     $  2,139,872

Stock repurchase. . . . . . .      (1,699)         (2)       (26,000)                -          (26,002)

Net income. . . . . . . . . .           -           -              -         1,363,504        1,363,504
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2003     521,127         521         68,485         3,408,368        3,477,374

Stock repurchase. . . . . . .        (680)         (1)       (16,599)                -          (16,600)

Net loss. . . . . . . . . . .           -           -              -        (5,591,861)      (5,591,861)
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2004     520,447    $    520     $   51,886      $ (2,183,493)    $ (2,131,087)
                                -----------  ----------   -----------    --------------   --------------
                                -----------  ----------   -----------    --------------   --------------

These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting policies and notes to financial statements.

                          STARSYS RESEARCH CORPORATION
                           STATEMENTS  OF  CASH  FLOWS


                                                               FOR THE YEAR ENDED DECEMBER 31
                                                            -----------------------------------
                                                                    2004                2003
                                                            -----------------   ---------------
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . . . . . .  $    (5,591,861)    $    1,363,504
  Adjustments to reconcile net income (loss)
  to net cash provided (used by operating activities):
  Depreciation . . . . . . . . . . . . . . . . . . . . . .          390,682            271,054
  Goodwill impairment loss . . . . . . . . . . . . . . . .          153,254                  -
  Deferred income taxes. . . . . . . . . . . . . . . . . .          510,332           (215,008)
  Gain on sale of assets . . . . . . . . . . . . . . . . .                -             (2,468)
  Effects of changes in operating assets and liabilities:
  Contract receivables . . . . . . . . . . . . . . . . . .        1,356,193         (2,407,625)
  Accounts receivable - employees and other. . . . . . . .          (27,110)            (5,429)
  Income taxes receivable. . . . . . . . . . . . . . . . .         (317,014)                 -
  Costs and estimated earnings in excess of
  billings on uncompleted contracts. . . . . . . . . . . .        1,916,551         (2,559,934)
  Inventories. . . . . . . . . . . . . . . . . . . . . . .          (69,291)           (25,073)
  Prepaid expenses . . . . . . . . . . . . . . . . . . . .           45,034            (74,016)
  Deposits . . . . . . . . . . . . . . . . . . . . . . . .           (4,500)                 -
  Accounts payable . . . . . . . . . . . . . . . . . . . .         (181,892)           738,093
  Accrued bonuses. . . . . . . . . . . . . . . . . . . . .          (18,897)           (62,365)
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .          977,557            555,768
  Accrued wages and benefits . . . . . . . . . . . . . . .          280,677            132,905
  Other accrued expenses . . . . . . . . . . . . . . . . .          137,165            (44,043)
  Reserve for loss on contracts in progress. . . . . . . .        2,510,913            (62,602)
  Income taxes payable . . . . . . . . . . . . . . . . . .         (181,286)           207,511
                                                            -----------------   ---------------

   Net cash provided (used) by operating activities. . . .        1,886,507         (2,189,728)
                                                            -----------------   ---------------

Cash flows from investing activities:
  Proceeds received from sale of assets. . . . . . . . . .                -             17,988
  Payments received on notes receivable. . . . . . . . . .            7,225             29,000
  Disbursements for notes receivable . . . . . . . . . . .          (38,000)           (30,000)
  Purchase of property and equipment . . . . . . . . . . .       (1,136,428)          (182,597)
                                                            -----------------   ---------------

   Net cash used by investing activities . . . . . . . . .       (1,167,203)          (165,609)
                                                            -----------------   ---------------

Cash flows from financing activities:
  Advances on notes payable. . . . . . . . . . . . . . . .        7,195,282          7,184,717
  Repayment of notes payable . . . . . . . . . . . . . . .       (7,506,661)        (4,734,282)
  Repayment of capital lease obligations . . . . . . . . .         (287,946)          (210,988)
  Increase (decrease in bank overdraft). . . . . . . . . .         (106,552)           106,552
                                                            -----------------   ---------------

   Net cash provided (used) by financing activities. . . .         (705,877)         2,345,999
                                                            -----------------   ---------------

   Net increase (decrease) in cash . . . . . . . . . . . .           13,427             (9,338)

Cash at beginning of year. . . . . . . . . . . . . . . . .              712             10,050
                                                            -----------------   ---------------

Cash at end of year. . . . . . . . . . . . . . . . . . . .  $        14,139     $          712
                                                            -----------------   ---------------
                                                            -----------------   ---------------

Supplemental disclosures
  Cash paid for interest . . . . . . . . . . . . . . . . .  $       270,801     $      212,131
                                                            -----------------   ---------------
                                                            -----------------   ---------------
  Income taxes paid. . . . . . . . . . . . . . . . . . . .  $       181,286     $       62,400
                                                            -----------------   ---------------
                                                            -----------------   ---------------

These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:


For the years ended December 31, 2004 and 2003, equipment acquire with capital lease obligations totaled $277,814 and $99,037, respectively, and common stock repurchased with a note payable totaled $16,600 and $26,002, respectively.

These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                          STARSYS RESEARCH CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                           DECEMBER 31, 2004 AND 2003
     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at December 31, 2003 was to increase the net loss for the year ended December 31, 2004 by approximately $3,100,000 from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding year. The amount of this change includes effects of changes in estimates and change orders subsequent to December 31, 2003, and it was not considered practical to segregate the effects of changes in estimates from the effects of subsequent change orders.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

     Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

     The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At December 31, 2004 and 2003, no allowance was necessary as all accounts are considered collectible by management. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability of amounts due the Company could be adversely affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method). If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.

PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the years ended December 31, 2004 and 2003 was $390,682 and $271,054, respectively.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company accrued $72,123 for warranty claims at December 31, 2004. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience. No provision for estimated future warranty claims was recorded at December 31, 2003, as management believed any such claims would be insignificant, based on historical experience.

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.

GOODWILL  INTANGIBLE  ASSETS  AND  AMORTIZATION

     Goodwill had been recorded for the acquisition of the assets of American Technology Consortium, Inc. ("ATC") by the Company in 2000. Goodwill was previously amortized over five years using the straight-line method.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (FAS-142), Goodwill and Other Intangible Assets. FAS-142 requires goodwill and other intangible assets that have indefinite useful lives to no longer be amortized; however, these assets must be tested at least annually for impairment. FAS-142 also requires an evaluation of existing acquired goodwill and other intangible assets for proper classification under the new requirements. In addition, intangible assets (other than goodwill) that have finite useful lives will continue to be amortized over their useful lives. The Company adopted FAS-142 effective January 1, 2002 and, accordingly, ceased amortizing amounts related to goodwill starting January 1, 2002. In accordance with FAS-142, the Company has compared its fair value to the carrying value of its associated assets to determine if there was any impairment of goodwill. The fair value at December 31, 2003 was determined using a reasonable estimate of future cash flows of the Company and a risk adjusted discount rate to compute a net present value of future cash flows. As a result of this comparison, the Company determined that no impairment of goodwill had occurred at December 31, 2003.

     Due to the operating loss incurred by the Company for the year ended December 31, 2004, an impairment loss for the entire carrying amount of the goodwill of $153,254 was recorded for the year ended December 31, 2004.

STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.






                                                                 YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                                  2004                  2003
                                                          ------------------     ----------------
Net income (loss) - as reported. . . . . . . . . . . . .  $     (5,591,861)      $     1,363,504
Deduct:  Total stock-based employee compensation expense
determined under fair value based method for all awards.            (4,302)              (18,769)
                                                          ------------------     ----------------

Estimated net income - pro forma . . . . . . . . . . . .  $     (5,596,163)      $     1,344,735
                                                          ------------------     ----------------
                                                          ------------------     ----------------


     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its December 31, 2006 financial statements. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.

This  information  is an integral part of the accompanying financial statements.

                          STARSYS RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $5,591,861 for the year ended December 31, 2004 and has a stockholders' deficit of $2,131,087 as of December 31, 2004. The Company also has negative working capital at December 31, 2004 of $3,898,976. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and the additional debt and additional equity investment (see Note 14). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 14).

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.

NOTE  2  -  CONTRACT  RECEIVABLES

     Contract receivables consist of the following at December 31, 2004 and 2003:


                                                 2004        2003
                                              ----------  ----------
Billed
 Completed contracts. . . . . . . . . . . . . $1,502,016  $1,613,459
 Contracts in progress. . . . . . . . . . . .  1,871,089   2,258,620
Unbilled. . . . . . . . . . . . . . . . . . .    266,861   1,124,080
                                              ----------  ----------
                                               3,639,966   4,996,159
Less allowance for doubtful accounts. . . . .          -           -
                                              ----------  ----------

TOTAL CONTRACT RECEIVABLES. . . . . . . . . . $3,639,966  $4,996,159
                                              ----------  ----------
                                              ----------  ----------

     Billed  contract  receivables consist of the following at December 31, 2004 and  2003:
                                                 2004        2003
                                              ----------  ----------
Billed commercial . . . . . . . . . . . . . . $  788,563  $  747,282
Billed governmental . . . . . . . . . . . . .  2,584,542   3,124,797
                                              ----------  ----------

TOTAL BILLED CONTRACT RECEIVABLES . . . . . . $3,373,105  $3,872,079
                                              ----------  ----------
                                              ----------  ----------

NOTE  3  -  CONTRACTS  IN  PROGRESS

     Contracts in progress at December 31, 2004 and 2003 are summarized as follows:


                                             2004           2003
                                         -------------  -------------

Costs incurred on uncompleted contracts  $ 25,872,527   $ 15,789,115
Estimated earnings (loss) thereon . . .    (1,997,034)       536,787
                                           23,875,493     16,325,902
                                         -------------  -------------
Less billings to date . . . . . . . . .   (22,878,756)   (12,435,057)

TOTAL . . . . . . . . . . . . . . . . .  $    996,737   $  3,890,845

     These amounts are reflected in the accompanying balance sheet under the following captions:


                                               2004          2003
                                           ------------  ------------

Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 3,091,636   $ 5,008,187
Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (2,094,899)   (1,117,342)
                                           ------------  ------------

TOTAL . . . . . . . . . . . . . . . . . .  $   996,737   $ 3,890,845
                                           ------------  ------------
                                           ------------  ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at December 31, 2004 and 2003, consist of notes due from employees and a stockholder, which total $90,768 and $59,993, respectively. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $5,963 and $3,935 at December 31, 2004 and 2003, respectively.

     In addition, during the years ended December 31, 2004 and 2003, the Company had advanced amounts to various employees. Accounts receivable due from employees as of December 31, 2004 and 2003 were $20,412 and $7,879, respectively. There were no signed note agreements for these advances due to the short repayment terms of the advances.

NOTE  5  -  NOTES  PAYABLE

     Notes  payable  at  December  31,  2004 and 2003 consists of the following:



                                                                    2004               2003
                                                              --------------    ---------------
Line-of-credit  agreement  with  bank; maximum of $3,200,000 maturity  at  February 28, 2005; interest at prime plus .75%
(a  total  of  6%  at  December 31, 2004); collateralized by
accounts  receivable,  equipment  and  inventory.             $   2,479,308      $   2,829,717


Term  loan with bank; maturity at February 28, 2005; monthly payments  of  $29,480,  with a balloon payment of $1,403,507 due  at  maturity.  Interest  at  6.5%;  collateralized  by
accounts  receivable,  equipment  and  inventory.                 1,417,994. .               -

Term  loan  with  bank; maturity at August 31, 2007; monthly payments  of  $21,650  including  interest  at  7.75%;
collateralized  by  accounts  receivable,  equipment  and
inventory.                                                                -            822,620

Note  payable  to  ATC  for  asset purchase; interest at 7%;
quarterly  payments  of  principal  and  interest of $4,178;
maturity  at  June  30,  2005.                                       18,119             33,265

Term  loan  with  bank;  maturity at August 1, 2004; monthly payments of $309 including interest at 9.75%; collateralized
by  equipment.                                                            -              2,417

Note  payable  to  Ford  Motor  Credit  for  asset purchase, interest  at 0%; monthly payments of principal of $1,069.08;
maturity  at September 4, 2005; collateralized by equipment.          9,622             22,401

Term  loan  with  bank;  maturity at April 30, 2004; monthly interest-only  payments at prime plus .75% (a total of 4.75%
at  December 31, 2003); lump sum principal payment due April
30,  2004;  collateralized by accounts receivable, equipment
and  inventory.                                                           -            500,000

Promissory  note with former stockholder; maturity at May 1,
2006;  two  equal payments of principal and accrued interest at  10%  are  due  May  1,  2005  and  May  1,  2006;
uncollateralized.                                                    16,600                  -

Promissory note with former stockholder; maturity at July 1,
2005;  two  equal payments of principal and accrued interest at  10%  are  due  July  1,  2004  and  July  1,  2005;
uncollateralized.                                                         -             26,002
                                                              --------------    ---------------

Total                                                             3,941,643          4,236,422

Less current portion                                             (3,933,343)        (3,576,217)
                                                              --------------    ---------------

Long-term portion                                             $       8,300      $     660,205
                                                              --------------    ---------------
                                                              --------------    ---------------

Maturities of notes payable are as follows:

Year Ending December 31,

2005                                                                             $       8,300
                                                              --------------    ---------------

Total                                                                            $       8,300
                                                              --------------    ---------------
                                                              --------------    ---------------




     All bank notes payable are also personally guaranteed by a stockholder of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at December 31, 2004.

     On March 30, 2005, the Company refinanced the line-of-credit, term loan, and certain capital leases with a new bank (see Note 6). The balances at December 31, 2004 of the line of credit and term note that were refinanced were $2,479,308 and $1,417,994, respectively. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus .5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006 (see Note 14).

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire through 2005. Accumulated depreciation for these assets was $372,783 and $202,456 at December 31, 2004 and 2003 respectively. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

Minimum  rental  commitments  under  these  leases  are  as  follows:


                          CAPITAL      OPERATING
YEAR ENDING DECEMBER 31,  LEASES       LEASES
                          ----------   ----------

2005 . . . . . . . . . .  $  345,507   $  416,849
2006 . . . . . . . . . .     118,558      416,497
2007 . . . . . . . . . .      59,339       38,578
                          -----------  ----------
                             523,404   $  871,924
                                       ----------
                                       ----------
Less interest. . . . . .     (31,424)
                          -----------
                             491,980
Less current portion . .    (322,406)
                          -----------

LONG-TERM PORTION. . . .  $  169,574
                          -----------
                          -----------


     Total rent expense for the years ended December 31, 2004 and 2003 was $633,859 and $524,874, respectively. This amount includes normal operating expenses paid with the leases.

     The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $7,800 for both the years ended December 31, 2004 and 2003.

     Certain capital leases were refinanced on March 30, 2005 with a new bank. The balance of these capital lease obligations at December 31, 2004 was $433,138 (see Note 5).

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years form the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.

     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                         0%
Expected  stock  price  volatility                0%
Risk-free  interest  rate             4.2%  to  6.7%
Expected  life  of  options                10  years

     Incentive  stock  option  transactions  are  summarized  as  follows:


                                     INCENTIVE STOCK                  WEIGHTED AVERAGE
                                      OPTION SHARES               EXERCISE PRICE PER SHARE

                                     2004           2003             2004           2003

Outstanding, beginning of year     106,080         105,592        $   9.64       $   9.61

Options granted. . . . . . . .           -             488               -          15.30
Options expired. . . . . . . .           -               -               -              -
Options forfeited. . . . . . .           -               -               -              -
Options exercised. . . . . . .           -               -               -              -
                                   --------        --------       ---------      ---------
Outstanding, end of year . . .     106,080         106,080        $   9.64       $   9.64
                                   --------        --------       ---------      ---------
                                   --------        --------       ---------      ---------

  The following table summarizes information concerning outstanding and exercisable options at December 31, 2004:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      106,080             5          $  9.64       105,508     $  9.64



     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at December 31, 2004.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Eligible employees include all employees who complete six months of continuous employment with the Company or have completed one year of service provided that the employee is employed with the Company at the time of participation in the plan. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the years ended December 31, 2004 and 2003 the Company made discretionary profit sharing contributions of $0 and $136,615, respectively. Discretionary matching 401(k) contributions made during 2004 and 2003 were $17,537 and $0, respectively. The above plans are not leveraged by the Company.

     The total number of shares of the Company's stock allocated to and held by the plan was and 36,611 at December 31, 2004 and 2003, respectively. Any dividends paid on the plan shares are charged to retained earnings.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the years ended December 31, 2004 and 2003.

NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at December 31, 2004 and 2003 is as follows:



                                                      ------------------------

                                                           2004        2003
                                                      ------------  ----------
Deferred tax assets:

  Accrued vacation . . . . . . . . . . . . . . . . .  $    45,144   $  23,422
  Reserve for loss on contracts in progress. . . . .      525,732      39,805
  Research and development credit carryforward . . .      672,717     549,515
  Federal and State net operating loss carryforwards      423,163           -
  Valuation allowance for deferred tax assets. . . .   (1,435,589)          -
                                                      ------------  ----------

Total deferred tax assets. . . . . . . . . . . . . .      231,167     612,742

Deferred tax liability:

Tax over financial statement depreciation. . . . .       (231,167)   (102,410)
                                                      ------------  ----------

Net deferred tax assets. . . . . . . . . . . . . . .  $         -   $ 510,332
                                                      ------------  ----------
                                                      ------------  ----------


     The deferred tax asset is presented in the accompanying balance sheet at December 31, 2004 and 2003 as follows:


                                      2004       2003
                                   ----------  --------

Current deferred tax asset. . . .  $ 231,167   $ 63,227
Noncurrent deferred tax asset . .          -    447,105
Noncurrent deferred tax liability   (231,167)         -
                                   ----------  --------

Net deferred tax asset. . . . . .  $       -   $510,332
                                   ----------  --------
                                   ----------  --------


     The (provision) benefit for income taxes at December 31, 2004 and 2003 consists of the following:


                                                    2004        2003
                                                 ----------  ----------

Current . . . . . . . . . . . . . . . . . . . .  $       -   $(317,802)
Deferred. . . . . . . . . . . . . . . . . . . .   (510,332)    215,008
Benefit of Federal net operating loss carryback    317,015           -
                                                 ----------  ----------

Total . . . . . . . . . . . . . . . . . . . . .  $(193,317)  $(102,794)
                                                 ----------  ----------
                                                 ----------  ----------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $1,435,589, and general business credits utilized of $0 and $174,882 for the years ended December 31, 2004 and 2003, respectively.

     At December 31, 2004, the Company had estimated research and development credit carryforwards of $672,717 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The

Company also had Federal and State net operating loss carryforwards of approximately $1,500,000 and $3,270,000, respectively. These carryforwards begin to expire in 2024.

NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses:


Beginning Balance. . . . . . . . . . . . . . . . . . .  $      -

  Changes in product warranties issued during the year   125,888
  Payments made in cash or in-kind . . . . . . . . . .   (53,765)
                                                       ----------
Ending Balance . . . . . . . . . . . . . . . . . . . .  $ 72,123
                                                       ----------
                                                       ----------

NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the years ended December 31, 2004 and 2003 were $10,524,603 and $6,717,296, respectively.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the year ended December 31, 2004, approximately 69% of the Company's revenues were from four customers. At December 31, 2004, these customers represented approximately 53% of total contract receivables. For the year ended December 31, 2003, approximately 48% of the Company's revenues were from two customers. At December 31, 2003, these customers represented approximately 20% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

     For the years ended December 31, 2004 and 2003, the Company made $56,695 and $100,161 in bonus payments, respectively. The accrued bonus obligation at December 31, 2004 and 2003 was $56,695 and $75,592, respectively. The Company also accrued royalties to the two individuals in the amount of $231,585 and $187,040 for the years ended December 31, 2004 and 2003, respectively. During the years ended December 31, 2004 and 2003, the Company received $114,132 and $82,368, respectively, of services from a company owned by one of the individuals.

NOTE  14  -  SUBSEQUENT  EVENTS

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenants and other violations under its existing loans with its current bank (see Note 5). The Agreement was later amended on July 26, 2005. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     - On or before July 26, 2005, the Company shall receive a minimum of $800,000 of additional cash equity.

- On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.

- On or before October 31, 2005, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before October 31, 2005 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or October 31, 2005 (see Note 5).

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement.

     On August 23, 2005, the Company entered into an offer to sell the shares of the Company's stock (the "Offer") to SpaceDev, a publicly traded company. The Offer is projected to close on October 31, 2005. The Offer provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. SpaceDev will also repay the remaining principal and interest of the Company's credit facility with the bank and any subordinated debt. SpaceDev will also provide the Company with a bridge loan in the amount of $1,200,000 prior to closing to comply with the bank's requirements under the Agreement.

     The Offer also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

This  information  is an integral part of the accompanying financial statements.